Registration Statement No. 333-237342

Filed Pursuant to Rule 424(b)(5)

Product Supplement to the Prospectus dated April 20, 2020

and the Prospectus Supplement dated April 20, 2020

Senior Medium-Term Notes, Series F

Autocallable Contingent Coupon Notes

Bank of Montreal may offer and sell from time to time autocallable contingent coupon notes linked to one or more common equity securities (each, a “Reference Stock”). The notes may be linked to shares of common stock, as well as equity securities of non-U.S. issuers represented by American depositary shares (“ADSs”), or may be linked to shares of an exchange traded fund (an “ETF”). We may also offer notes that are linked to the lesser performing of two or more Reference Stocks.

This product supplement describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe the terms that apply specifically to the notes, including any changes to the terms specified below. We refer to these term sheets and pricing supplements generally as “pricing supplements.” If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

For each interest period during the term of the notes, you will receive the applicable Contingent Interest Payment if the closing price of the applicable Reference Stock is equal to or greater than a specified “Coupon Barrier” on the applicable “Observation Date.” If the closing price of the Reference Stock is less than the Coupon Barrier on the applicable Observation Date, the Contingent Interest Payment applicable to that Observation Date will not be payable.

The notes are subject to automatic early redemption. We will redeem the notes if the closing price of the Reference Stock on an applicable Observation Date is greater than the applicable “Call Price.”

If the notes are not are not automatically redeemed, you will receive at maturity the principal amount of the notes, together with the final Contingent Interest Payment. However, under certain circumstances, as described in more detail below, if the price of the applicable Reference Stock decreases, you will receive an amount of cash that is less than the principal amount of the notes. Depending upon the terms of the notes, you may also receive a number of shares of the Reference Stock that is worth less than the principal amount of those notes.

Because we have provided only a brief summary of the terms of your notes above, you should read the detailed description of the terms of the notes found in “Summary Information” and “General Terms of the Notes.”

The notes will not be listed on any securities exchange.

Your investment in the notes involves certain risks. We encourage you to read the “Additional Risk Factors Relating to the Notes” section beginning on page PS-5 of this product supplement and in the “Risk Factors” sections beginning on page S-1 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus, so that you may better understand those risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy of this product supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.

BMO CAPITAL MARKETS CORP.

Product Supplement dated April 20, 2020

Summary Information

We refer to the notes we are offering by this product supplement as the “notes.” Each of the notes, including your notes, has the terms described below and under “General Terms of the Notes.” In addition, references to the “accompanying prospectus” mean the accompanying prospectus, dated April 20, 2020, as supplemented by the accompanying prospectus supplement, dated April 20, 2020, relating to our Series F Senior Medium-Term Notes.

Reference Stock:	Each Reference Stock will be specified in the applicable pricing supplement, and will either be an equity security, including an ADS, or a share of an ETF. We refer to the issuer of the Reference Stock as the “Reference Stock Issuer.” We may also issue notes that are linked to the lesser performing of two or more Reference Stocks.

Contingent Interest:

If the closing price of the Reference Stock is equal to or greater than the Coupon Barrier on any Observation Date, you will receive the Contingent Interest Payment applicable to that Observation Date on the applicable interest payment date.

If the closing price of the Reference Stock is less than the Coupon Barrier on any Observation Date, the Contingent Interest Payment applicable to that Observation Date will not be payable. You may not receive a Contingent Interest Payment for one or more of the interest periods during the term of the notes.

Observation Dates:	The applicable pricing supplement will set forth the Observation Dates. The Observation Dates will be subject to postponement under certain circumstances, as described below.

Coupon Barrier:	The applicable Coupon Barrier will be set forth in the applicable pricing supplement, and will be less than the applicable Initial Stock Price. For example, the applicable pricing supplement may specify that the Coupon Barrier for a Reference Stock is equal to 80% of its Initial Stock Price.

Interest Payment Dates:	The applicable interest payment dates will be set forth in the applicable pricing supplement.

Contingent Interest Rate:	The Contingent Interest Rate payable on the notes will be set forth in the applicable pricing supplement.

Automatic Redemption:	If the closing price of the Reference Stock is greater than the applicable Call Price on an Observation Date set forth in the applicable pricing supplement, the notes will be redeemed.

Call Price:	As specified in the applicable pricing supplement.

Call Settlement Dates:	As specified in the applicable pricing supplement. Unless otherwise set forth in the applicable pricing supplement, each Call Settlement Date will occur on an interest payment date.

Denominations:	Unless otherwise specified in the applicable pricing supplement, the notes will be issued in denominations of $1,000 and integral multiples of $1,000.

PS-2

Payment at Maturity:

If the notes are not automatically redeemed, your payment at maturity will be based on the performance of the applicable Reference Stock.

You will receive at maturity the principal amount of your notes, together with the final Contingent Interest Payment unless:

(i)       the Final Stock Price is less than the Trigger Price; or

(ii)       the Final Stock Price is less than the Initial Stock Price, and (a) if the notes are subject to Continuous Monitoring (as further described below), at any time during the applicable Monitoring Period, the price of the Reference Stock quoted on the relevant exchange is less than the applicable Trigger Price; or (b) if the notes are subject to Closing Price Monitoring (as further described below), on any trading day during the applicable Monitoring Period, the closing price of the Reference Stock is less than the Trigger Price.

We refer to each of (i) and (ii) above as a “Trigger Event,” as will be described in the applicable pricing supplement. If a Trigger Event occurs, you will receive at maturity, instead of the principal amount of the notes, an amount calculated as follows:

Principal Amount + (Principal Amount x Percentage Change)

In this case, the amount that you will receive at maturity will be less than the principal amount, and may even be zero.

The applicable pricing supplement will specify if a Monitoring Method is applicable to the notes, and if so, will specify Continuous Monitoring, Closing Price Monitoring or another method for monitoring the Reference Stock.

Monitoring Period:	As may be specified in the applicable pricing supplement. For example, the Monitoring Period (a) may include the period from pricing date through the final valuation date, (b) may be limited to the final valuation date or (c) may be of any other period of time set forth in the applicable pricing supplement.

Physical Delivery Amount:

If so provided in the applicable pricing supplement, if a Trigger Event occurs, we may (or may have the option to) deliver to you a number of shares of the Reference Stock that is equal to the Physical Delivery Amount, instead of paying the cash amount otherwise due at maturity.

Unless otherwise specified in the applicable pricing supplement, for each $1,000 principal amount of the notes, the Physical Delivery Amount will be equal to the number of shares of the Reference Stock determined by dividing $1,000 by the Initial Stock Price. Payment of the Physical Delivery Amount and the maturity of the notes may be postponed by up to ten business days under certain circumstances, as set forth in the section below, “General Terms of the Notes—Payment at Maturity—Physical Delivery Amount.”

Initial Stock Price:	The Initial Stock Price will be set forth in the applicable pricing supplement, and will generally be the closing price of the Reference Stock on the pricing date of the notes. The Initial Stock Price is subject to adjustment based upon certain corporate events that may affect the applicable Reference Stock Issuer, as described below.

Final Stock Price:	The closing price of one share of the Reference Stock on the valuation date or, if there is more than one valuation date, the arithmetic average of the closing price of the Reference Stock on each valuation date. The applicable pricing supplement will set forth the valuation date or valuation dates. The valuation dates will be subject to postponement under certain circumstances, as described below.

PS-3

Trigger Price:	The applicable Trigger Price will be set forth in the applicable pricing supplement, and will be less than the applicable Initial Stock Price. For example, the applicable pricing supplement may specify that the Trigger Price for a Reference Stock is equal to 80% of its Initial Stock Price.

Maturity Date:	As specified in the applicable pricing supplement, subject to any prior automatic redemption. The maturity date of the notes is subject to postponement as set forth in the sections below, “General Terms of the Notes—Payment at Maturity—Physical Delivery Amount and “—Maturity Date.”

Clearance and Settlement:	DTC

Listing:	The notes will not be listed on any securities exchange.

Calculation Agent:	Unless otherwise set forth in the applicable pricing supplement, BMO Capital Markets Corp. will serve as calculation agent for the notes. The calculation agent will make all required determinations as to the amounts payable on the notes.

PS-4

Additional Risk Factors Relating to the Notes

An investment in the notes involves risks. This section describes significant risks relating to the terms of the notes. Before investing in the notes, you should read the following information about these risks, together with the other information contained in or incorporated by reference in the applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus.

Your investment in the notes may result in a loss if the value of the Reference Stock decreases. The notes do not guarantee any return of principal. Unless otherwise set forth in the applicable pricing supplement, you will only receive the principal amount of your notes at maturity if the Final Stock Price is greater than or equal to the Trigger Price, or, if the Final Stock Price is less than the Initial Stock Price and a Monitoring Period is applicable to your notes, the price of the Reference Stock does not decrease to a trading price or a closing price (as applicable) below the Trigger Price during the applicable Monitoring Period. If these conditions are not satisfied, you will receive at maturity cash (or shares, if applicable) with a value that we expect to be less than the principal amount of your notes. You may even lose the entire principal amount of your notes.

You may not receive any Contingent Interest Payments on the notes. If the closing price of the Reference Stock on an applicable Observation Date is less than the Coupon Barrier, you will not receive any Contingent Interest Payment for the applicable interest period. It is possible that you will receive no Contingent Interest Payments during the term of the notes.

You will not benefit from any appreciation in the Reference Stock above the Initial Stock Price. You should not expect to receive a payment at maturity or upon an automatic redemption with a value greater than your principal amount, plus the final Contingent Interest Payment. As a result, the total of the payments that you receive over the term of the notes will not exceed the principal amount of your notes plus the Contingent Interest Payments, even if, for example, the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

Your notes are subject to automatic early redemption. We will redeem the notes if the closing price of the Reference Stock is greater than the Call Price on an applicable Observation Date. Following a redemption, you will not receive any additional Contingent Interest Payments on the notes, and you may not be able to reinvest your proceeds in an investment with returns that are comparable to the notes.

Your return may be lower than the return on a standard debt security of comparable maturity. The return that you will receive on your notes, which could be negative, may be less than the return you could earn if you purchased a standard senior debt security of Bank of Montreal with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors, including inflation, that affect the time value of money.

The cash value of any Reference Stock that we deliver to you may be less than the market value of those shares on the valuation date. If you receive the Physical Delivery Amount at maturity, the market price of the shares that you receive could decline between the valuation date (or the final valuation date) and the maturity date, which is when you will actually receive those shares. Similarly, if you are to receive cash at maturity, we will determine the amount to be paid on the valuation date (or the final valuation date) and you will not benefit from any appreciation in the market price of the Reference Stock that may occur between the valuation date (or the final valuation date) and the maturity date.

Payments on the notes are subject to our credit risk, and changes in our credit ratings are expected to affect the market value of the notes. The notes are our senior unsecured debt securities. As a result, your receipt of all payments on the notes is dependent upon our ability to repay our obligations as of the applicable payment date. This will be the case even if the value of one or more of the applicable Reference Stocks increases after the pricing date. No assurance can be given as to what our financial condition will be at any time during the term of the notes.

Your notes may not have an active trading market. Your notes will not be listed on any securities exchange, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial. If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

PS-5

An investment in the notes is not the same as owning the Reference Stock or a security directly linked to the performance of the Reference Stock. The return on your notes will not reflect the return you would realize if you actually owned the Reference Stock or a security directly linked to the performance of the Reference Stock and held that investment for a similar period because:

•	the maximum return on your notes will be limited to the payment of the principal amount, plus the final Contingent Interest Payment;

•	your notes are subject to automatic redemption if the closing price of the Reference Stock is greater than the Call Price on the applicable Observation Date; and

•	payments on the notes are dependent upon our credit risk, as the issuer of the notes.

Your notes may trade quite differently from the Reference Stock. Changes in the price of the Reference Stock may not result in comparable changes in the market value of your notes. Even if the price of the Reference Stock increases from the Initial Stock Price during the term of the notes, the market value of the notes prior to maturity may not increase to the same extent, or may even decrease.

The market value of your notes may be influenced by many unpredictable factors. The following factors, which are beyond our control, may influence the market value of your notes:

•	the market price of the Reference Stock, including whether it trades or closes below the applicable Trigger Price, Coupon Barrier and Call Price;

•	the likelihood of an automatic redemption;

•	the volatility of the Reference Stock;

•	the proximity in time to the next Contingent Interest Payment;

•	the dividend rate on the applicable Reference Stock or the stocks held by any Reference Stock that is an ETF;

•	economic, financial, political, military, regulatory, legal and other events that affect the applicable securities markets generally and the U.S. markets in particular, and which may affect the price of the Reference Stock;

•	if a Reference Stock is an ETF that owns stocks that are traded in one or more non-U.S. markets, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the payments due on your notes and their market value;

•	interest and yield rates in the market; and

•	the time remaining to maturity of the notes.

These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market, will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount.

PS-6

The market value of your notes may decrease at an accelerated rate as the market price of the Reference Stock approaches and decreases below any applicable Trigger Price. When the price of the Reference Stock on any trading day decreases from the Initial Stock Price to a price near the Trigger Price for the first time, the market value of the notes may decrease at a greater rate than the market value of the Reference Stock. If the Reference Stock trades (in the case of notes subject to Continuous Monitoring) or closes (in the case of notes subject to Daily Monitoring) at prices that are near or below the Trigger Price, we expect that the market value of the notes will decrease, reflecting the fact that you may receive at maturity an amount of cash (or if applicable, shares of the Reference Stock) with a value that is less than the principal amount of your notes. All other factors remaining constant, the longer any Monitoring Period is for your notes, the higher the probability will be that the Reference Stock will trade or close (as applicable) at a price that is less than the applicable Trigger Price.

The amount to be paid at maturity, and whether the notes are subject to automatic call, will not be affected by all developments relating to the Reference Stock. Changes in the price of the Reference Stock during the term of the notes before the Observation Dates and the valuation date will not be reflected in the calculation of the payment at maturity (except to the extent that the Reference Stock trades or closes (as applicable) below the Trigger Price during any applicable Monitoring Period) or, the determination of whether the notes will be subject to an automatic call. The calculation agent will calculate the amount to be paid at maturity by comparing the Final Stock Price to the Initial Stock Price. As a result, you may receive cash (or if applicable, shares) at maturity with a value that is less than the principal amount of your notes, even if the price of the Reference Stock has increased at certain times during the term of the notes before decreasing to a price below the Initial Stock Price.

You must rely on your own evaluation of the merits of an investment linked to the Reference Stock. In the ordinary course of their business, we or our affiliates may have expressed views on expected movements in any Reference Stock (or in the case of an ETF, the shares that it holds), and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any Reference Stock may at any time have significantly different views from our views or those of our affiliates. For these reasons, you are encouraged to obtain information concerning the applicable Reference Stock from multiple sources, and you should not rely solely on views expressed by us or our affiliates.

Our trading and other transactions relating to the Reference Stock, futures, options or other derivative products may adversely affect the market value of the notes. As described below under “Use of Proceeds and Hedging,” we or one or more affiliates may hedge our obligations under the notes by purchasing or selling shares of the Reference Stock, futures or options relating to the Reference Stock, or other derivative instruments with returns linked or related to changes in the performance of the Reference Stock. We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time. Although they are not expected to do so, any of these hedging activities may adversely affect the market price of the Reference Stock, and therefore, the market value of the notes, whether or not the Contingent Interest Payments are payable, whether the notes will be automatically called, and the amounts payable at maturity. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities, even though the market value of the notes decreases.

We or one or more of our affiliates may also engage in trading relating to the Reference Stock on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for our customers, including block trades. Any of these activities could adversely affect the price of the Reference Stock and therefore, the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Stock. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

Our business activities or those of our affiliates may create conflicts of interest. We and our affiliates expect to engage in trading activities related to the Reference Stock that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders’ interests in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of the Reference Stock, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates may, at the time that we offer any notes or any time thereafter, engage in business with the applicable Reference Stock Issuer, or the component stocks of any index (an “Underlying Index”) that is tracked by a Reference Stock that is an ETF, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates’ obligations and your interests as a holder of the notes. Moreover, we and our affiliates may have published, and in the future expect to publish, research reports that relate to the Reference Stock or the stocks held by an ETF that is a Reference Stock. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the price of the Reference Stock and therefore, the market value of the notes.

PS-7

The calculation agent may postpone the determination of the price of the Reference Stock if a market disruption event occurs. The calculation agent may postpone the determination of the Final Stock Price if the calculation agent determines that a market disruption event has occurred or is continuing on an Observation Date or a valuation date. In no event, however, will any Observation Date or valuation date be postponed by more than ten trading days. As a result, if a market disruption event occurs or is continuing on an Observation Date or a valuation date, the related payment date for the notes could also be postponed, and no additional interest will be payable as a result of that postponement.

If the determination of the price of the Reference Stock for any Observation Date or valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the price of the Reference Stock will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the price that would have prevailed in the absence of the market disruption event. See “General Terms of the Notes—Market Disruption Events.”

The delivery of the Physical Delivery Amount may be postponed if a Physical Delivery Amount Disruption Event Occurs. As described in more detail in the section below, “General Terms of the Notes—Payment at Maturity—Physical Delivery Amount,” there may be circumstances in which the calculation agent determines that we are unable to procure all or a portion of the securities needed to pay the Physical Delivery Amount on the maturity date. In such a case, the maturity date of your notes and the delivery of the Physical Delivery Amount may be postponed by up to ten business days, without any payment of additional interest, and we may also pay to you cash in lieu of such securities. Accordingly, you are advised not to effect any transaction involving the securities that you may expect to receive as part of the Physical Delivery Amount until you have confirmed that those securities have been received in your account. In addition, the value of the securities delivered may decrease, perhaps to a significant extent, in the period between the valuation date or valuation dates and the maturity date, as so postponed.

As calculation agent, BMO Capital Markets Corp. will have the authority to make determinations that could affect the value of your notes and your payment at maturity. As calculation agent for your notes, BMO Capital Markets Corp. will have discretion in making various determinations that affect your notes, including determining whether the Contingent Interest Payments are payable, the Final Stock Price, market disruption events, and any amount of cash or shares payable on your notes. The calculation agent also has discretion in making certain adjustments relating to mergers and certain other corporate transactions which the Reference Stock Issuer may undertake. The exercise of this discretion by BMO Capital Markets Corp. could adversely affect the value of your notes and may present BMO Capital Markets Corp., which is our wholly owned subsidiary, with a conflict of interest.

Significant aspects of the tax treatment of the notes are uncertain. The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) or from any Canadian authorities regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this product supplement or any pricing supplement. Although the U.S. federal income tax treatment of any Contingent Interest Payments is uncertain, we intend to take the position that any such Contingent Interest Payments constitute taxable ordinary income to a United States holder at the time received or accrued in accordance with the holder’s regular method of accounting.

The IRS has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, the holder of an instrument such as the notes should be required to accrue ordinary income (in addition to any interest) on a current basis, and they are seeking comments on the subject. The outcome of this process is uncertain and could apply on a retroactive basis.

PS-8

Please read carefully the section entitled “Supplemental Tax Considerations” in this product supplement, the sections “United States Federal Income Taxation” and “Canadian Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

A 30% U.S. federal withholding tax will be withheld on any Contingent Interest Payments paid to non-United States holders. While the U.S. federal income tax treatment of the notes (including proper characterization of any Contingent Interest Payments for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of any Contingent Interest Payments paid to a non-United States holder unless such payments are effectively connected with the conduct by the non-United States holder of a trade or business in the U.S. (in which case, to avoid withholding, the non-United States holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding.

Please read carefully the section entitled “Supplemental Tax Considerations” in this product supplement, the sections “United States Federal Income Taxation” and “Canadian Taxation” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Insurance companies and employee benefit plans should carefully review the legal issues of an investment in the notes. Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA,” or the Internal Revenue Code of 1986, as amended (the “Code”), including an IRA or Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. These issues are discussed in more detail in the section “Employee Retirement Income Security Act” below.

Additional Risks Relating to the Reference Stocks

You will not have any shareholder rights prior to maturity of the notes. Unless and until shares of a Reference Stock are delivered to you at maturity (if applicable), the notes will not entitle a holder to any direct or indirect ownership or entitlement to the Reference Stock. Until the delivery of any shares of a Reference Stock occurs, a holder of the notes will not be entitled to the rights and benefits of a holder of the Reference Stock, including any right to receive any distributions or dividends or to vote at or attend any meetings of holders of shares of the Reference Stock.

No Reference Stock Issuer will have any role or responsibilities with respect to the notes. Neither the applicable Reference Stock Issuer, or the issuer of any stock that is included in an ETF, will have authorized or approved the notes, and will not be involved in any offering. No such company will have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the Reference Stock or the notes. No such company will receive any of the proceeds from any offering of the notes. No Reference Stock Issuer or any other such company will be responsible for, or participate in, the determination or calculation of the amounts receivable by holders of the notes.

An investment in the notes may be subject to risks associated with non-U.S. securities markets. The Reference Stock, or shares held by an ETF to which the notes are linked, may have been issued by one or more non-U.S. companies. An investment in notes linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information in the U.S. about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission (the “SEC”), and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those that are applicable to U.S. reporting companies.

PS-9

Prices of securities in countries outside of the U.S. are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

We do not control any Reference Stock Issuer and we are not responsible for any disclosure made by any other company. Except to the extent set forth in the applicable pricing supplement, neither we nor any of our affiliates have the ability to control the actions of any Reference Stock Issuer, or the issuers of the shares that are held by a Reference Stock Issuer that is an ETF. We will not make any independent investigation of the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Reference Stock. We are not responsible for any other issuer’s public disclosure of information on itself or the Reference Stock, whether contained in SEC filings or otherwise. We will not perform any due diligence procedures with respect to the applicable Reference Stock Issuer. You should make your own investigation into the applicable Reference Stock Issuer, or the issuers of the shares that are held by a Reference Stock that is an ETF.

You will have limited anti-dilution protection with respect to the Reference Stock. The calculation agent will adjust the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the applicable issuer’s capital structure, but only in the situations we describe in “General Terms of the Notes—Anti-Dilution Adjustments” below. The calculation agent will not be required to make an adjustment for every corporate event that may affect the relevant security. For example, the calculation agent will not make any adjustments for events such as an offering by the Reference Stock Issuer of equity securities or a tender or exchange offer for less than all outstanding shares of that issuer by a third party. Those events or other actions by the applicable issuer or a third party may nevertheless adversely affect the price of the Reference Stock, and adversely affect the value of your notes.

The historical performance of the Reference Stock should not be taken as an indication of its future performance. The price of the Reference Stock will determine the amount to be paid on the notes or whether the notes are subject to an automatic redemption. The historical performance of the Reference Stock is not necessarily an indicator of its future performance. As a result, it is impossible to predict whether the price of the Reference Stock will rise or fall during the term of the notes. The price of the Reference Stock will be influenced by complex and interrelated political, economic, financial and other factors.

We will not hold any shares of the Reference Stock for your benefit. The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any shares of the Reference Stock that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any such shares for your benefit. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

Additional Risks Relating to Reference Stocks that Are ADSs

The value of the Reference Stock may not accurately track the value of the common shares of the applicable company. If the Reference Stock is an ADS, each share of the Reference Stock will represent shares of the relevant company (an “Underlying Company”). The trading patterns of the ADSs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADSs may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the common shares of the Underlying Company.

PS-10

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of the Reference Stock. Holders of the Underlying Company’s ADSs may usually surrender the ADSs in order to receive and trade the underlying common shares. This provision permits investors in the ADSs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the Reference Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the underlying common shares that is not liquid may also result in an illiquid market for the ADSs.

Additional Risks Relating to Reference Stocks that Are Issued by Exchange Traded Funds

You will have no rights against the sponsor of the relevant ETF or any issuers of the equity securities held by that ETF. The notes are not sponsored, endorsed, sold or promoted by any sponsor of any ETF that is a Reference Stock or any such issuer. No sponsor of the relevant ETF or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. No sponsor of the relevant ETF or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the notes in particular, or the ability of the relevant ETF to track general market performance. The sponsor of that ETF has no obligation to take our needs or your needs into consideration in determining, composing or calculating that ETF, or in making changes to that ETF. No sponsor of the relevant ETF or any issuer of an equity security comprising an ETF is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which the amounts to be paid on the notes are to be determined. No sponsor of the relevant ETF or any such issuer has any liability in connection with the administration, marketing or trading of the notes.

Adjustments to the relevant ETF could adversely affect the notes. The sponsor of the relevant ETF is responsible for calculating and maintaining such ETF. The relevant ETF sponsor can add, delete or substitute the stocks comprising the relevant ETF or make other methodological changes that could change the value of the ETF at any time. If one or more of these events occurs, the calculation of the amount payable at maturity may be adjusted to reflect such event or events. Please refer to “Description of the Notes—Adjustments to an ETF.” Consequently, any of these actions could adversely affect the amount payable at maturity and/or the market value of the notes.

The policies of an ETF sponsor or investment advisor, as applicable, and changes that affect the ETF or the relevant Underlying Index could adversely affect the amount payable on your notes and their market value. The policies of the sponsor or investment advisor, as applicable, of the relevant ETF concerning the calculation of the ETF’s net asset value, additions, deletions or substitutions of securities in such ETF and the manner in which changes affecting the relevant Underlying Index are reflected in the ETF could affect the market price of the shares of the ETF and, therefore, the amounts payable on your notes and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the ETF sponsor or investment advisor, as applicable, changes these policies, for example, by changing the manner in which it calculates the ETF’s net asset value, or if the ETF sponsor or investment advisor, as applicable, discontinues or suspends calculation or publication of the ETF’s net asset value, in which case it may become difficult to determine the market value of the notes.

We and our affiliates generally do not have any affiliation with the investment advisor of an ETF and are not responsible for its public disclosure of information. Each investment advisor of an ETF advises that ETF on various matters including matters relating to the policies, maintenance and calculation of the ETF. Unless otherwise specified in the applicable pricing supplement, we and our affiliates generally are not affiliated with the investment advisor of an ETF in any way and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding their methods or policies relating to the ETF. Except in the limited cases where we or an affiliate is the investment advisor of an ETF, the investment advisor is not involved in any offering of the notes in any way and has no obligation to consider your interests as an owner of the notes in taking any actions relating to the ETF that might affect the value of the notes.

PS-11

Neither we nor any of our affiliates will make any independent investigation or inquiry as to the adequacy or accuracy of the information about an ETF or the investment advisor of that ETF contained in any public disclosure of information by such investment advisor (except to the extent that we or an affiliate is the investment advisor of that ETF). You, as an investor in the notes, should make your own investigation into the ETF.

Even if the stocks held by the ETF or included in the ETF’s Underlying Index are all part of the same industry, such stocks are not necessarily representative of that industry. Even if an ETF or an ETF’s Underlying Index purports to be representative of a particular industry, the performance of that ETF may not correlate with the performance of the entire industry as represented by the stocks held by the ETF or included in the ETF’s Underlying Index. The ETF may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the issuers of the stocks held by the ETF or included in the ETF’s Underlying Index may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The stocks held by the ETF or included in the ETF’s Underlying Index may not vary even if one or more of the issuers of such stocks are no longer involved in the particular industry. The composition of the Underlying Index may also be changed from time to time.

If the stocks held by the ETF or included in the ETF’s Underlying Index are all part of the same sector, there are risks associated with a sector investment. If the stocks held by the ETF or included in the ETF’s Underlying Index are all part of the same sector, the performance of notes linked to such ETF is dependent upon the performance of issuers of stocks in that sector. Consequently, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the particular sector than an investment linked to a more broadly diversified asset.

The correlation between the performance of an ETF and the performance of the ETF’s Underlying Index may be imperfect. The performance of an ETF is linked principally to the performance of the ETF’s Underlying Index. However, the performance of an ETF may also be linked in part to shares of other ETFs because some ETFs generally invest a specified percentage, e.g., 10% of their assets, in the shares of other ETFs. In addition, while the performance of an ETF is linked principally to the performance of such ETF’s Underlying Index, ETFs generally invest in a representative sample of the stocks included in such ETF’s Underlying Index and generally do not hold all or substantially all of the stocks included in such ETF’s Underlying Index. Finally, the performance of an ETF and of the ETF’s Underlying Index will generally vary due to transaction costs, certain corporate actions and timing variances.

Imperfect correlation between the stocks held by an ETF and the stocks included in such ETF’s Underlying Index; the performance of the shares of other ETFs, if applicable; rounding of prices; changes to an ETF’s Underlying Index; market volatility; and changes to regulatory policies; and other factors, may cause the performance of an ETF to differ from the performance of the ETF’s Underlying Index. In addition, because shares of ETFs are traded on exchanges and are subject to market supply and investor demand, the market value of one share of an ETF may differ from its net asset value per share and the shares of an ETF may trade at, above or below their net asset value per share.

Because of the potential discrepancies identified above, the return on an ETF may correlate imperfectly with the return on the ETF’s Underlying Index. These discrepancies may also result in your notes being priced with a lower interest rate than otherwise would have been the case.

There is no assurance that an active trading market will continue for the shares of the relevant ETF or that there will be liquidity in the trading market. Although the shares of an ETF to which your notes may be linked are listed for trading on various securities exchanges and a number of similar products have been traded on other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of such ETF or that there will be liquidity in the trading market.

An ETF is subject to management risks. Each ETF is subject to management risk, which is the risk that the investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, an investment advisor may invest a portion of the ETF’s assets in securities not included in the relevant industry or sector but which the investment advisor believes will help the ETF track the relevant industry or sector.

PS-12

The notes may be subject to foreign currency risk if the relevant ETF is comprised of foreign equity securities. If the relevant ETF and the stocks comprising such ETF are not denominated in the same currency as that ETF, the notes may be subject to foreign currency risk. Because the prices of the stocks comprising the relevant ETF will be converted into the currency in which the ETF is denominated (the “base currency”) for the purposes of calculating the value of such ETF, your investment will be exposed to currency exchange risk with respect to each of the countries represented in such ETF which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising the ETF are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the stocks comprising the ETF are denominated, the value of the ETF may be adversely affected, and the amounts payable on the notes may be reduced. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in the relevant ETF. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in that ETF and other countries important to international trade and finance.

If the relevant ETF is comprised of stocks denominated in a currency other than U.S. dollars, the notes, which are denominated in U.S. dollars, are subject to foreign currency risk because the return on the notes is linked to the performance of that ETF, the value of which is dependent on the stocks denominated in a currency other than U.S. dollars. Foreign currency risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the stocks comprising the ETF, the price of the ETF’s shares and the value of the notes.

PS-13

General Terms of the Notes

This product supplement and the accompanying prospectus dated April 20, 2020 relating to the notes, should be read together. Because the notes are part of a series of our senior debt securities called Senior Medium-Term Notes, Series F, this product supplement and the accompanying prospectus should also be read together with the accompanying prospectus supplement, dated April 20, 2020. Terms used but not defined in this product supplement have the meanings given them in the accompanying prospectus or accompanying prospectus supplement, unless the context requires otherwise.

The notes will be issued in book-entry form through The Depository Trust Company. Owners of beneficial interests in the notes should read the section entitled “Description of the Notes We May Offer – Legal Ownership” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer – Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The notes are part of a series of senior debt securities entitled “Senior Medium-Term Notes, Series F” that we may issue from time to time under the senior indenture, dated January 25, 2010 (as supplemented), between Bank of Montreal and Wells Fargo Bank, National Association, as trustee. Terms that apply generally to our medium term notes are described in “Description of the Notes We May Offer” in the accompanying prospectus supplement. The terms described in this document supplement those described in the accompanying prospectus and the accompanying prospectus supplement, and, if the terms described here are inconsistent with those described in those documents, the terms described in this product supplement are controlling.

As described in more detail below, we may pay periodic Contingent Interest Payments on the notes, and holders of the notes will be entitled to receive a payment of cash and/or securities on the maturity date. We may also automatically redeem the notes prior to maturity. If any payment date or the maturity date of the notes falls on a day that is not a business day, we will pay the required payment on the first subsequent business day, and no additional interest will accrue on the notes as a result.

Contingent Interest

For each interest period during the term of the notes, if the closing price of the Reference Stock is equal to or greater than the Coupon Barrier on any Observation Date, you will receive the Contingent Interest Payment applicable to that Observation Date on the applicable interest payment date.

If the closing price of the Reference Stock is less than the Coupon Barrier on any Observation Date, the Contingent Interest Payment applicable to that Observation Date will not be payable. You may not receive a Contingent Interest Payment for one or more of the interest periods during the term of the notes.

As long as your notes are in global form, the regular record date for each interest payment date will be the third preceding business day, unless otherwise specified in the applicable pricing supplement. However, the final Contingent Interest Payment payable at maturity or upon an automatic redemption will be paid to the person receiving the automatic redemption amount or amount due at maturity, as applicable. Unless otherwise specified in the applicable pricing supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. The applicable pricing supplement may also specify a fixed amount that will be paid on each interest payment date, based on the applicable Contingent Interest Rate.

If an Observation Date is postponed due to a market disruption event, as described below, the interest payment date will be postponed by the same number of business days, and no additional interest will accrue past the original interest payment date as a result of that postponement.

Payment Upon Automatic Redemption

The notes are subject to automatic early redemption. If the closing price of the Reference Stock is greater than the applicable Call Price on an applicable Observation Date, set forth in the applicable pricing supplement, the notes will be redeemed. In such a case, we will pay the principal amount of the notes, plus the final Contingent Interest Payment on the notes. If an Observation Date is postponed due to a market disruption event, as described below, the Call Settlement Date will be postponed by the same number of business days, and no additional interest will accrue past the original Call Settlement Date as a result of that postponement.

PS-14

Payment at Maturity

If the notes are not automatically redeemed, your payment at maturity will be based on the performance of the applicable Reference Stock.

You will receive at maturity the principal amount of your notes, together with the final Contingent Interest Payment unless:

(i)       the Final Stock Price is less than the Trigger Price; or

(ii)       the Final Stock Price is less than the Initial Stock Price, and (a) if the notes are notes subject to Continuous Monitoring (as further described below), at any time during the applicable Monitoring Period, the price of the Reference Stock quoted on the relevant exchange is less than the applicable Trigger Price; or (b) if the notes are notes subject to Closing Price Monitoring (as further described below), on any trading day during the applicable Monitoring Period, the closing price of the Reference Stock is less than the Trigger Price.

We refer to each of (i) and (ii) above as a “Trigger Event,” as will be described in the applicable pricing supplement. If a Trigger Event occurs, you will receive at maturity, instead of the principal amount of the notes, an amount calculated as follows:

Principal Amount + (Principal Amount x Percentage Change)

In this case, the amount that you will receive at maturity will be less than the principal amount, and which may even be zero.

The applicable pricing supplement will specify if a Monitoring Method is applicable to the notes, and if so, will specify Continuous Monitoring, Closing Price Monitoring, or another method for monitoring the Reference Stock.

Physical Delivery Amount

The Physical Delivery Amount (if applicable) for each $1,000 in principal amount of the notes will equal $1,000 divided by the Initial Stock Price.

Physical Delivery Amount =	$1,000
Initial Stock Price

Any fractional shares will be paid in cash, in an amount equal to that fraction multiplied by the Final Stock Price. The amount of cash (or if applicable, the number of shares) that we may deliver to you is subject to adjustment, as described below under “— Anti-dilution Adjustments” and “— Consequences of Market Disruption Events.”

We expect that the market price of the shares you receive in exchange for your notes at maturity will be less than the principal amount of your notes.

PS-15

If we have not exercised any option that we may have to pay to you cash at maturity, and the calculation agent determines in its sole discretion that a Physical Delivery Amount Disruption Event (as defined below) has occurred and is continuing on any valuation date, then the maturity of the notes will be postponed by the number of business days (up to ten business days) as the calculation agent shall determine to be necessary to enable us to procure the securities needed to pay the Physical Delivery Amount. We will not pay any additional interest to you if the maturity date is so postponed. If we are unable to deliver all or a portion of the securities to which you are entitled on the maturity date, as so postponed, we may pay to you, in lieu of the Physical Delivery Amount, an amount of cash equal to:

Principal Amount + (Principal Amount x Percentage Change)

A “Physical Delivery Amount Disruption Event” means any event or series of events, as a result of which the calculation agent determines that, due to the operation of law, regulation, market conditions, our policies or the policies of our affiliates relating to the trading of securities or other factors, we cannot in a commercially reasonable manner procure delivery of all or a portion of the securities required to be delivered to make payment of the Physical Delivery Amount.

Valuation Date

Unless otherwise specified in the applicable pricing supplement, the valuation date (if there is only one valuation date applicable to the notes) or the final valuation date (if there is more than one valuation date applicable to the notes) will be the third trading day before the maturity date. If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the Final Stock Price will be determined as set forth in “—Consequences of Market Disruption Events” below. The valuation date or valuation dates that are applicable to your notes will be set forth in the applicable pricing supplement.

Maturity Date

Unless otherwise specified in the applicable pricing supplement, the maturity date will be the third scheduled business day following the valuation date or the final valuation date, as applicable, unless that date is not a business day, in which case the maturity date will be the next following business day. The maturity date will be postponed by the same number of trading days as the valuation date or the final valuation date, as applicable, if a market disruption event occurs or is continuing with respect to a Reference Stock, as described below. However, interest will not accrue after the applicable maturity date.

Certain Definitions

Business Day. Unless otherwise set forth in the applicable pricing supplement, “business day” means a day of the week other than Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York City, Toronto, or Montreal.

Trading Day. Unless otherwise set forth in the applicable pricing supplement, “trading day” is any day, as determined by the calculation agent, on which trading is generally conducted on the relevant primary U.S. exchange for the applicable Reference Stock.

Closing Price. Unless otherwise set forth in the applicable pricing supplement, the closing price for any Reference Stock on any trading day will equal the closing sale price or last reported sale price, regular way, for the security or the ETF, on a per-share or other unit basis:

•	on the principal national securities exchange on which that Reference Stock is listed for trading on that day; or

•	if that security or ETF is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that Reference Stock.

If the Reference Stock is not listed or traded as described above, then the closing price for that Reference Stock on any trading day will be the average, as determined by the calculation agent, of the bid prices for the Reference Stock obtained from as many dealers in that Reference Stock selected by the calculation agent, in its sole discretion, as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of our other affiliates.

PS-16

Consequences of Market Disruption Events

If the calculation agent determines that, on a valuation date or an Observation Date, a market disruption event has occurred or is continuing with respect to the Reference Stock, the determination of the Final Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, may be postponed. If such a postponement occurs, the calculation agent will use the closing price of the Reference Stock on the first subsequent trading day on which no market disruption event occurs or is continuing. However, in no event will the determination of the Final Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, be postponed by more than ten trading days.

If the determination of the Final Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, is postponed to the last possible day, but a market disruption event for the Reference Stock occurs or is continuing on that day, that day will be the date on which the Final Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Stock Price and/or, if applicable, the closing price of the applicable Reference Stock that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

•	a suspension, absence or limitation of trading in (i) that security in its primary market, as determined by the calculation agent, or (ii) futures or options contracts relating to that security in the primary market for those contracts, as determined by the calculation agent;

•	any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the security in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating the security in its primary market;

•	the closure on any day of the primary market for that security on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•	any scheduled trading day on which (i) the primary market for that security or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that security are traded, fails to open for trading during its regular trading session; or

•	any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this product supplement.

Anti-dilution Adjustments

The Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price will be specified in the applicable pricing supplement. The calculation agent will adjust the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price if any of the dilution events described below occurs with respect to the Reference Stock.

The calculation agent will adjust the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price as described below, but only if an event below under this section occurs with respect to the Reference Stock and only if the relevant event occurs during the period described under the applicable subsection. The Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the Reference Stock.

PS-17

If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price, the calculation agent will adjust the Initial Stock Price, the Trigger Price, Coupon Barrier and the Call Price for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price for the first event, the calculation agent will adjust the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price for the second event, applying the required adjustment to the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price as already adjusted for the first event, and so on for each event.

If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment in an attempt to offset, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments set forth in the section as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

If the Reference Stock is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price by dividing the prior Initial Stock Price, Trigger Price, Coupon Barrier and Call Price before the stock split or stock dividend by an amount equal to: (1) the number of shares of the Reference Stock outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the Reference Stock outstanding immediately before the stock split or stock dividend becomes effective. The Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price will not be adjusted, however, unless:

•	in the case of a stock split, the first day on which the Reference Stock trades without the right to receive the stock split occurs after the pricing date and on or before the applicable valuation date or Observation Date; or

•	in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the applicable valuation date or Observation Date.

The ex-dividend date for any dividend or other distribution with respect to the Reference Stock is the first day on which the Reference Stock trades without the right to receive that dividend or other distribution.

If the holder of a Reference Stock is entitled to choose additional shares of stock or a cash payment in lieu of such shares, the dividend in question will be deemed to be made in cash for purposes of this section.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If the Reference Stock is subject to a reverse stock split, then the calculation agent will adjust the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price by multiplying the prior Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price by a number equal to: (1) the number of shares of the Reference Stock outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the Reference Stock outstanding immediately after the reverse stock split becomes effective. The Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable valuation date or Observation Date.

PS-18

Extraordinary Dividends

Any distribution or dividend on the Reference Stock determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the issuer’s historical dividend practices will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to the Reference Stock, the calculation agent will adjust the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price to equal the product of: (1) the prior Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price, times (2) a fraction, the numerator of which is the amount by which the closing price of the Reference Stock on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of the Reference Stock on the business day before the ex-dividend date. The Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable valuation date or Observation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Stock equals:

•	for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Stock; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the Reference Stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price only as described under “— Stock Splits and Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of the Reference Stock issues transferable rights or warrants to all holders of the Reference Stock to subscribe for or purchase the Reference Stock at an exercise price per share that is less than the closing price of the Reference Stock on the business day before the ex-dividend date for the issuance, then the applicable Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price will be adjusted in such manner as the calculation agent reasonable determines to be necessary in order to reflect the economic impact of such transaction.

The Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price will not be adjusted, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable valuation date or Observation Date.

Reorganization Events

If the issuer of the Reference Stock undergoes a reorganization event in which property other than the Reference Stock—e.g., cash and securities of another issuer—is distributed in respect of the Reference Stock, then, for purposes of calculating the price of the Reference Stock, the calculation agent will determine the closing price of the Reference Stock on the applicable trading day to equal the value of the cash, securities and other property distributed in respect of one share of the Reference Stock.

PS-19

If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the calculation agent will, in its sole discretion, substitute another stock for that Reference Stock.

Each of the following is a reorganization event with respect to the Reference Stock:

•	the Reference Stock is reclassified or changed;

•	the issuer of the Reference Stock has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

•	a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•	the issuer of the Reference Stock sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•	the issuer of the Reference Stock effects a spin-off—that is, issues to all holders of the Reference Stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

•	the issuer of the Reference Stock is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•	one or more persons or entities complete a tender or exchange offer for all of the outstanding stock of the issuer of the Reference Stock.

For the avoidance of doubt, a “going private” transaction, whether or not in the form of one of the transactions above, will be a reorganization event.

Valuation of Distribution Property

If a reorganization event occurs with respect to the Reference Stock, and the calculation agent does not substitute another stock for the Reference Stock as described in “— Substitution” below, then the calculation agent will determine the applicable closing price on each applicable trading day so as to equal the value of the property — whether it be cash, securities or other property — distributed in the reorganization event in respect of one share of the Reference Stock, as the Reference Stock existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the applicable final valuation date.

For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the Reference Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs and the calculation agent adjusts the closing price of the Reference Stock on a trading day to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price. The calculation agent will do so to the same extent that it would make determinations if the Reference Stock were outstanding and were affected by the same kinds of events.

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For example, if the issuer of the Reference Stock merges into another company and each share of the Reference Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each applicable trading day, the closing price of a share of the Reference Stock will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in “— Anti-Dilution Adjustments” or as described above in this “— Reorganization Events” section as if the common shares were the Reference Stock. In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

When we refer to “distribution property”, we mean the cash, securities and other property distributed in a reorganization event in respect of the Reference Stock. If an adjustment resulting from a prior reorganization had occurred, the “distribution property” will mean the cash, securities and other property distributed in respect of any securities whose value determines the closing price of the Reference Stock. In the case of a spin-off, the distribution property also includes the Reference Stock in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Reference Stock as described above. Consequently, in this product supplement, when we refer to the Reference Stock, we mean any distribution property that is distributed in a reorganization event in respect of the Reference Stock. Similarly, when we refer to the issuer of the Reference Stock, we mean any successor entity in a reorganization event.

Substitution

If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the Reference Stock upon becoming subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another stock for the Reference Stock. In such case, the adjustments described above in “— Valuation of Distribution Property” will not apply.

If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for the Reference Stock. For all purposes, the substitute stock will be deemed to be a Reference Stock for all purposes under the notes.

The calculation agent will determine, in its sole discretion, the Initial Stock Price, the Trigger Price, the Coupon Barrier and the Call Price and/or the manner of valuation of the substitute stock. The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Adjustments Relating to ADSs

The Reference Stock may consist of ADSs of the Underlying Company. As a result, for purposes of this section, the calculation agent will consider the effect of any of the relevant events on the holders of the Reference Stock. For example, if a holder of the Reference Stock receives an extraordinary dividend, the provisions described in this section would apply to the Reference Stock. On the other hand, if a spin-off occurs, and the Reference Stock represents both the spun-off security as well as the existing Reference Stock, the calculation agent may determine not to effect the anti-dilution adjustments set forth in this section. More particularly, the calculation agent may not make an adjustment (1) if holders of the Reference Stock are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the calculation agent determines that the Underlying Company or the depositary for the ADSs has adjusted the number of common shares of the Underlying Company represented by each share of Reference Stock so that the market price of the Reference Stock would not be affected by the corporate event in question.

If the Underlying Company or the depository for the ADSs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the Underlying Company represented by each share of Reference Stock, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depository for the ADSs may also make adjustments in respect of the ADSs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the notes as the calculation agent determines appropriate to account for that event.

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Other Events and Adjustments

The calculation agent may make such adjustments to the terms of the notes with respect to any of the events described above, as it deems in its discretion is necessary to ensure an equitable result.

Delisting of ADSs or Termination of ADS Facility

If the Reference Stock is an ADS that is no longer listed or admitted to trading on a U.S. securities exchange registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the Underlying Company and the ADS depositary is terminated for any reason, then, on and after the date that the Reference Stock is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the notes will be deemed to be linked to the common shares of the Underlying Company, and the calculation agent will determine the payment at maturity by reference to such common shares. Under such circumstances, the calculation agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, including the determination of the Final Stock Price, the closing price of the Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

Adjustments to an ETF

If a Reference Stock that is an ETF is de-listed from the relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an ETF that the calculation agent determines, in its sole discretion, is comparable to the discontinued fund (such fund being referred to herein as a “successor ETF”). If the ETF (or a successor ETF) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of one share of the ETF by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ETF. If a successor ETF is selected or the calculation agent calculates the closing price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ETF, that successor ETF or closing price will be substituted for the ETF (or such successor ETF) for all purposes of the notes.

If the calculation agent determines that no substitute ETF comparable to the original ETF, or no appropriate computation methodology exists, then (i) the calculation agent will deem the closing price of the original ETF on the trading day immediately prior to its delisting, liquidation or other termination to be the closing price of the original ETF on every remaining trading day to, and including, the final valuation date and (ii) the amount due at maturity will be a cash amount determined by the calculation agent based on that value.

The calculation agent also may determine that no adjustment is required under this subsection by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing price of one share of the ETF (or any successor ETF) and of any related determinations and calculations, and its related determinations and calculations will be conclusive in the absence of manifest error.

Anti-Dilution Adjustments to an Underlying Asset that Is an ETF

For notes linked to ETFs, the calculation agent will have discretion to adjust the closing level of that ETF if certain events occur. ETFs are registered investment companies that are eligible for trading on the exchanges on which they are listed. Generally, ETFs (other than commodities-based exchange traded funds) are subject to regulation under the Investment Company Act of 1940 and are restricted in their activities and have dividend requirements. In the event that any event other than a delisting or withdrawal from the relevant exchange occurs with respect to an ETF that is an Underlying Asset, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of that ETF or any other term of the notes. The calculation agent shall have no obligation to make an adjustment for any such event.

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Events of Default

Unless otherwise specified in the applicable pricing supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable on the notes upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash (or if applicable, shares of the Reference Stock) equal to the amount payable as described under the caption “— Payment at Maturity,” calculated as if the date of acceleration were the valuation date or the final valuation date, as applicable, together with the final Contingent Interest Payment (if payable) through the date of acceleration.

If the maturity of the notes is accelerated because of an event of default, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary, of the amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Role of the Calculation Agent

The calculation agent in its sole discretion will make all determinations in connection with the notes, including whether the Contingent Interest Payments are to be payable, whether the notes are to be automatically called, the amount of cash or securities to be delivered at maturity, trading days, postponement of any Observation Date or valuation date and the adjustments described in the sections “—Anti-dilution Adjustments,” “—Delisting of ADSs or Termination of ADSs or Termination of ADS Facility” and “—Adjustments to an ETF.” Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that our subsidiary, BMO Capital Markets Corp., is expected to serve as the calculation agent for the notes. We may change the calculation agent for your notes at any time after the date of this product supplement without notice and BMO Capital Markets Corp. may resign as calculation agent.

Listing

Your notes will not be listed on any securities exchange.

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Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus and the accompanying prospectus supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

We or our affiliates expect to enter into hedging transactions involving, among other transactions, purchases or sales of the Reference Stock, or listed or over-the-counter options, futures and other instruments linked to the Reference Stock. In addition, from time to time after we issue the notes, we or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into in connection with the notes. Consequently, with regard to your notes, we or our affiliates from time to time expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the Reference Stock.

We or our affiliates may acquire a long position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we or our affiliates expect to close out hedge positions relating to the notes and possibly relating to other securities or instruments with returns linked to a Reference Stock. We expect these steps to involve sales of instruments linked to the Reference Stock on or shortly before the applicable Observation Dates and valuation dates. These steps may also involve transactions of the type contemplated above. Notwithstanding the above, we are permitted to and may choose to hedge in any manner not stated above; similarly, we may elect not to enter into any such transactions. Investors will not have knowledge about our hedging positions.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of any notes will have any rights or interest in our hedging activity or any positions we or any counterparty may take in connection with our hedging activity.

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Reference Stock Issuers

Each Reference Stock will be registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. This information is filed with the SEC and can be obtained through SEC’s website at http://www.sec.gov. In addition, information about the Reference Stock Issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

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Supplemental Tax Considerations

The following is a general description of certain material Canadian and U.S. income tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

Supplemental Canadian Tax Considerations

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the notes offered by this document, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of notes, (3) is not affiliated with us, (4) does not receive any payment of interest on a note in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold notes in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This section supersedes and replaces in its entirety the section of the prospectus entitled “Canadian Taxation.”

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

Canadian federal income tax considerations applicable to the notes may be described more particularly when such notes are offered (and then only to the extent material) in a pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in that pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a pricing supplement.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the notes should consult their own tax advisors having regard to their own particular circumstances.

Interest paid or credited or deemed to be paid or credited by us on a note (including amounts on account or in lieu of payment of, or in satisfaction of interest) to a Holder will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is not subject to withholding tax unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest on a note, or any portion of the principal amount of a note in excess of the issue price, such interest or principal, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax, unless otherwise specified in the applicable pricing supplement.

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In the event that a note, interest on which is not exempt from Canadian non-resident withholding tax (other than a note which is an “excluded obligation,” as defined in the Tax Act for this purpose) is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, or in certain cases, the price for which such note was assigned or transferred to the Holder by a person resident or deemed resident in Canada, the excess may be deemed to be interest and may, together with any interest that has accrued on the note to that time, be subject to Canadian non-resident withholding tax.

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a note or on the proceeds received by a Holder on the disposition of a note (including redemption, cancellation, purchase or repurchase).

Supplemental United States Federal Income Tax Considerations

The following, together with the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement, is a general description of certain material U.S. federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The following disclosure—including the opinion of Morrison & Foerster LLP—has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information.  You should not rely upon the following disclosure (including the opinion of Morrison & Foerster LLP), or the disclosure under “United States Federal Income Taxation” in the prospectus or “Certain Income Tax Consequences—United States Federal Income Taxation” in the prospectus supplement, with regard to an investment in any particular note because this disclosure (including the opinion of Morrison & Foerster LLP) does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may rely on the following disclosure and expressly states that you may rely on the opinion of Morrison & Foerster LLP.  Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. For example, the discussion below assumes that an investor in the notes will be subject to a significant risk that it will lose a significant amount of its investment in the notes.  If an investor in the notes is not subject to a significant risk that it will lose a significant amount of its investment in the notes, the tax treatment of that note may differ substantially from that described in the discussion below.  There may be other features or terms of the notes that will cause this tax section to be inapplicable to the notes. Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the pricing supplement relating to your note, and, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus). Except as otherwise noted under “Non-United States Holders” and “Foreign Account Tax Compliance Act” below, it applies only to those United States holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. It does not apply to holders subject to special rules, including holders subject to Section 451(b) of the Code. Unless otherwise specified in the applicable pricing supplement, Bank of Montreal intends to treat interest with respect to the notes as U.S. source income for U.S. federal income tax purposes.

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You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the Reference Stock Issuer or any of the entities whose stock is owned by any Reference Stock Issuer that is an ETF would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the Reference Stock Issuer or any of the entities whose stock is owned by any Reference Stock Issuer that is an ETF were so treated, certain adverse U.S. federal income tax consequences could apply. You should refer to any available information filed with the SEC by the Reference Stock Issuer or any of the entities whose stock is owned by any Reference Stock Issuer that is an ETF and consult your tax advisor regarding the possible consequences to you in this regard.

In the opinion of our counsel, Morrison & Foerster LLP, it would be generally reasonable to treat a note with terms described in this product supplement as a pre-paid contingent income-bearing derivative contract linked to the Reference Stock for U.S. federal income tax purposes, and the terms of the notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. Although the U.S. federal income tax treatment of any Contingent Interest Payments is uncertain, we intend to take the position, and the following discussion assumes, that any such Contingent Interest Payments (including any Contingent Interest Payment paid on or with respect to the maturity date) constitute taxable ordinary income to a United States holder at the time received or accrued in accordance with the holder’s regular method of accounting. If the notes are so treated, and subject to the discussion below regarding physical settlement and the potential application of the constructive ownership rules under Section 1260 of the Code, it would be reasonable for a United States holder to take the position that it will recognize capital gain or loss upon the sale or maturity of the notes in an amount equal to the difference between the amount a holder receives at such time (other than amounts properly attributable to any Contingent Interest Payment, which would be taxed, as described above, as ordinary income) and the holder’s tax basis in the notes. In general, a United States holder’s tax basis in the notes will be equal to the price the holder paid for the notes. Capital gain recognized by an individual United States holder generally is taxed at preferential rates when the property is held for more than one year and generally is taxed at ordinary income rates when the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for notes of a United States holder who acquires the notes upon issuance generally will begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same United States holder until maturity, that holder’s holding period generally will include the maturity date. It is possible that the Internal Revenue Service (the “IRS”) could assert that a United States holder’s holding period in respect of the notes should end on the date on which the amount the holder is entitled to receive upon the maturity of the notes is determined, even though the holder will not receive any amounts from us in respect of the notes prior to the maturity of the notes. In such case, a United States holder may be treated as having a holding period in respect of the notes that is one year or less even if the holder receives cash upon maturity of the notes at a time that is more than one year after the beginning of its holding period.

If the notes are settled by physical delivery of a number of shares of the Reference Stock at maturity, although no assurances can be provided in this regard, it would be reasonable to take the position that a United States holder generally would not recognize gain or loss upon maturity and any cash payment of accrued and unpaid interest would be taxed as ordinary income (as described above). However, a United States holder generally would be required to recognize gain or loss, if any, with respect to any cash received in lieu of fractional shares, equal to the difference between the cash received and the pro rata portion of the tax basis allocable to those fractional shares. Any such gain or loss would be treated as capital gain or loss. A United States holder’s tax basis in the shares of Reference Stock delivered generally would equal its tax basis in the notes. A United States holder’s holding period for the shares of Reference Stock delivered would begin on the day after the shares of Reference Stock are received. If a United States holder receives cash instead of shares of Reference Stock upon maturity, such United States holder generally will be taxed in the same manner as described in the preceding paragraph.

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Potential Application of Section 1260 of the Code. If the Reference Stock is the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-thru entities such as ETFs, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, unless otherwise specified in the applicable terms supplement, there exists a substantial risk that an investment in a note is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a United States holder in respect of a note will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the United States holder in taxable years prior to the taxable year of the call, sale, or maturity (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of call, sale, or maturity).

If an investment in a note is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a United States holder in respect of the note will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the note will equal the excess of (i) any long-term capital gain recognized by the United States holder in respect of the note and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such United States holder would have had if such United States holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the note attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets upon the date of call, sale, or maturity of the note at fair market value. To the extent any gain is treated as long-term capital gain after application of the recharacterization rules of Section 1260 of the Code, such gain would be subject to U.S. federal income tax at the rates that would have been applicable to the net underlying long-term capital gain. However, unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. United States holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in a note.

Alternative Treatments. Alternative tax treatments of the notes are also possible and the IRS might assert that a treatment other than that described above is more appropriate. For example, it would also be possible to treat the notes, and the IRS might assert that the notes should be treated, as a single debt instrument. If the notes have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, a United States holder generally would be required to accrue interest currently over the term of the notes irrespective of the Contingent Interest Payments, if any, paid on the notes. In addition, any gain a United States holder might recognize upon the sale or maturity of the notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss. If the notes are treated as a single debt instrument that has a term of no more than one year, the notes would be treated as a single short-term debt instrument, which generally would be treated as described under “United States Federal Income Taxation—Tax consequences to holders of our debt securities—Original Issue Discount—Short-Term Debt Securities” in the accompanying prospectus.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the IRS could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize upon the sale or maturity of the notes should be treated as ordinary gain or loss.

The IRS has released a notice that may affect the taxation of holders of the notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis irrespective of any Contingent Interest Payments, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently irrespective of any Contingent Interest Payments and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Unless stated otherwise in the relevant pricing supplement, we intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product supplement unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

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Backup Withholding and Information Reporting. Please see the discussion under “United States Federal Income Taxation—Other Considerations—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

Non-United States Holders. The following discussion applies to non-United States holders of the notes. A non-United States holder is a beneficial owner of a note that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

While the U.S. federal income tax treatment of the notes (including proper characterization of any Contingent Interest Payments for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of any Contingent Interest Payments paid to a non-United States holder unless such payments are effectively connected with the conduct by the non-United States holder of a trade or business in the U.S. (in which case, to avoid withholding, the non-United States holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a non-United States holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable (which certification may generally be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form). In addition, special rules may apply to claims for treaty benefits made by corporate non-United States holders. A non-United States holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. The availability of a lower rate of withholding or an exemption from withholding under an applicable income tax treaty will depend on the proper characterization of any Contingent Interest Payments under U.S. federal income tax laws and whether such treaty rate or exemption applies to such payments. No assurance can be provided on the proper characterization of any Contingent Interest Payments for U.S. federal income tax purposes and, accordingly, no assurance can be provided on the availability of benefits under any income tax treaty. Non-United States holders must consult their tax advisors in this regard.

A non-United States holder generally will not be subject to U.S. federal income or withholding tax on any gain (excluding, for the avoidance of doubt, any amounts properly attributable to any Contingent Interest Payment which would be subject to the rules discussed in the previous paragraph) upon the sale or maturity of the notes, provided that (i) the holder complies with any applicable certification requirements (which certification may generally be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form), (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the notes. In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a United States holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. Payments made to a non-United States holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.

PS-30

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-United States holder. Under Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are specified ELIs may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the Treasury Department and the IRS intend to amend the effective date of the Treasury regulations to provide that withholding on “dividend equivalent” payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Accordingly, if the notes are not delta-one instruments and are issued before January 1, 2023, non-United States holders should not be subject to withholding on dividend equivalent payments, if any, under the notes. However, it is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Stock or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-United States holders that enter, or have entered, into other transactions in respect of the Reference Stock or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax in addition to the withholding tax described above, we will withhold tax at the applicable statutory rate. The IRS has also indicated that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax. Prospective investors should consult their own tax advisors in this regard.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. A note may constitute an account for these purposes. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

The Treasury Department and the IRS had announced that withholding on payments of gross proceeds from a sale or redemption of the notes will only apply to payments made after December 31, 2018. However, recently proposed regulations eliminate the requirement of withholding on gross proceeds from the sale or disposition of financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Account holders subject to information reporting requirements pursuant to the Foreign Account Tax Compliance Act may include holders of the notes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing the Foreign Account Tax Compliance Act may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the notes.

PS-31

Employee Retirement Income Security Act

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S., or other laws (“Similar Laws”).

The acquisition of notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of notes offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “Service Provider Exemption”). Any Plan fiduciary relying on the Service Provider Exemption and purchasing the notes on behalf of a Plan must initially make a determination that (x) the Plan is paying no more than, and is receiving no less than, “adequate consideration” in connection with the transaction and (y) neither we nor any of our affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice with respect to the assets of the Plan which such fiduciary is using to purchase, both of which are necessary preconditions to reliance on the Service Provider Exemption. If we or any of our affiliates provides fiduciary investment management services with respect to a Plan’s acquisition of the notes, the Service Provider Exemption may not be available, and in that case, other exemptive relief would be required as precondition for purchasing the notes. Any Plan fiduciary considering reliance on the Service Provider Exemption is encouraged to consult with counsel regarding the availability of the exemption. There can be no assurance that any of the foregoing exemptions will be available with respect to any particular transaction involving the notes, or that, if an exemption is available, it will cover all aspects of any particular transaction.

Because we or our affiliates may be considered to be a party in interest with respect to many Plans, the notes may not be purchased, held or disposed of by any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding or disposition is not otherwise prohibited. Except as otherwise set forth in any applicable pricing supplement, by its purchase of any notes, each purchaser (whether in the case of the initial purchase or in the case of a subsequent transferee) will be deemed to have represented and agreed by its purchase and holding of the notes offered hereby that either (i) it is not and for so long as it holds a note, it will not be a Plan, a Plan Asset Entity, or a Non-ERISA Arrangement, or (ii) its purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of such a Non-ERISA Arrangement, under any Similar Laws.

PS-32

In addition, any purchaser that is a Plan or a Plan Asset Entity or that is acquiring the notes on behalf of a Plan or a Plan Asset Entity, including any fiduciary purchasing on behalf of a Plan or Plan Asset entity, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that (a) neither we nor any of our respective affiliates or agents are a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a non-ERISA Arrangement under any Similar Laws with respect to the acquisition, holding or disposition of the notes, or as a result of any exercise by us or our affiliates or agents of any rights in connection with the notes, (b) no advice provided by us or any of our affiliates or agents has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the notes and the transactions contemplated with respect to the notes, and (c) such purchaser recognizes and agrees that any communication from us or any of our affiliates or agents to the purchaser with respect to the notes is not intended by us or any of our affiliates or agents to be impartial investment advice and is rendered in our or our affiliates’ or agents’ capacity as a seller of such notes and not a fiduciary to such purchaser. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the Service Provider Exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of notes have exclusive responsibility for ensuring that their purchase and holding of notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PS-33

Supplemental Plan of Distribution

With respect to each note to be issued, we will agree to sell to BMO Capital Markets Corp., and BMO Capital Markets Corp. will agree to purchase from us, the principal amount of the note specified, at the price specified in the applicable pricing supplement, less the indicated underwriting commission. BMO Capital Markets Corp. may also resell the notes to other brokers or dealers in connection with any offering. BMO Capital Markets Corp. or another of our affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities see “Supplemental Plan of Distribution” in the accompanying prospectus supplement.

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

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